Exhibit 10.35
TOYS “R” US, INC.
NON-QUALIFIED STOCK OPTION
Date: ____________
Grant to:

          the right to purchase from Toys “R” Us, Inc. (the “Company”):
          ____________ shares of its common stock, par value $0.001 per share, at a price of ____________ per share.
          The foregoing options are “Options” as such term is defined in the Company’s Amended and Restated Toys “R” Us, Inc. Management Equity Plan (as amended, the “Plan”), and are subject to all of the terms and conditions of the Plan in effect from time to time.
          Notwithstanding the foregoing, in the event the undersigned resigns with Good Reason (as defined in that certain employment agreement, entered into on _________, between the undersigned and Toys “R” Us, Inc.), then such resignation shall be treated, for purposes of Article IX of the plan, as if the undersigned has been terminated without Cause on the date of the undersigned’s resignation.
          [Notwithstanding the foregoing or Section 10.6 of the Plan, the put rights set forth in Article X of the Plan shall be applicable to this Award in accordance with the terms thereof.]
          This agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.
          IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this agreement to be executed as of the date first above written.

TOYS “R” US, INC.
By:
Name:
Title:

Accepted and Agreed:

Name: